Exhibit 99.1

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Corporation Announces Promotion of Clay Magouyrk and Mike Sicilia to CEOs

Safra Catz Appointed Executive Vice Chair of the Board of Directors

AUSTIN, Texas – Sept. 22, 2025 – Oracle Corporation (NYSE: ORCL) today announced the promotion of Clay Magouyrk and Mike Sicilia to the roles of Chief Executive Officers.

Clay Magouyrk, previously President, Oracle Cloud Infrastructure (OCI), joined Oracle in 2014 from Amazon Web Services. As a founding member of Oracle’s cloud engineering team, Clay has overseen the design, implementation and business success of Gen2 of OCI. Oracle Cloud Infrastructure Gen2 is a high-performance, secure, cost-efficient platform that powers both hyperscale public cloud datacenters and gigawatt-scale AI Training datacenters. Under his leadership, OCI has achieved unprecedented growth and has become the go-to platform for AI training and inference.

Mike Sicilia, formerly President, Oracle Industries, brings deep expertise in vertical applications and applied AI. Joining Oracle through the acquisition of Primavera Systems, Mike’s engineering teams pioneered the use of intent-based application generation to replace traditional coding for building Oracle applications. His teams also added very sophisticated sets of AI Agents to our industry application suites—including healthcare, banking, communications, utilities, hospitality and retail. These new AI cloud applications deliver comprehensive, end-to-end solutions to both regulated and traditional industries.

Larry Ellison, Oracle’s Chairman of the Board and Chief Technology Officer stated, “Humanity is investing enormous resources in the race to advance Artificial Intelligence. Oracle Cloud Infrastructure is playing a major part in that effort. Clay’s years of experience leading Oracle’s large, fast-growing Cloud Infrastructure business has demonstrated his readiness for a CEO role. Mike has spent the last several years modernizing Oracle’s Industry applications businesses—including Oracle Health—by completely rebuilding those applications using the latest AI technologies. A few years ago, Clay and Mike committed Oracle’s Infrastructure and Applications businesses to AI—it’s paying off. They are both proven leaders, and I am looking forward to spending the coming years working side-by-side with them. Oracle’s future is bright.”

Together, CEOs Magouyrk and Sicilia will continue to collaborate on building complete industry suites of AI applications on top of Oracle’s rapidly evolving AI Database and Cloud Infrastructure. “We are excited to lead Oracle into the AI era, where technological innovation leads to extraordinary business opportunity and hyper-growth,” said Magouyrk and Sicilia in a joint statement. “Our combined strengths in AI, cloud infrastructure, horizontal applications and industry applications, will enable Oracle to deliver the latest AI capabilities to our customers.”

Safra Catz, who has served as Oracle’s CEO since 2014, has been appointed to serve as Executive Vice Chair of the Oracle Board of Directors. Larry Ellison, Oracle’s Chairman of the Board and Chief Technology Officer, said, “Safra led Oracle as we became a hyperscale cloud powerhouse—clearly demonstrated by our recent results. In her role as Vice Chair, Safra and I will be able to continue our 26-year partnership—helping to guide Oracle’s direction, growth and success.”

“Today, Oracle is recognized as the cloud of choice for both AI training and inferencing. I’m very proud of that,” said Safra Catz. “Oracle’s technology and business have never been stronger. And our breathtaking growth rate points to an even more prosperous future. At this time of strength is the right moment to pass the CEO role to the next generation of capable executives. Congratulations Clay and Mike.”

Oracle also announced that Mark Hura, currently EVP of Oracle North America Sales, is being promoted to President, Global Field Operations. Doug Kehring, current EVP of Operations, is being promoted to Principal Financial Officer.

The company also reaffirmed the financial guidance provided on its September 9, 2025, earnings conference call.

Oracle will host a conference call and live webcast at 8:00 a.m. Central Time to discuss today’s announcement. The live webcast will be available on the Oracle Investor Relations website at www.oracle.com/investor.

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“Safe Harbor” Statement: Statements in this press release relating to Oracle’s future plans, expectations, beliefs, intentions, and prospects are “forward-looking statements” and are subject to material risks and uncertainties. A detailed discussion of these factors and other risks that affect our business is contained in Oracle’s Securities and Exchange Commission (SEC) filings, including our most recent reports on Form 10-K and Form 10-Q under the heading “Risk Factors.” These filings are available on the SEC’s website or on Oracle’s website at http://www.oracle.com/investor.

All information in this press release is current as of September 22, 2025, and Oracle undertakes no duty to update any statement in light of new information or future events.